                                                                    EXHIBIT 99.5

                                                                           DRAFT
                                                                        02/27/97

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of February 27, 1997, by and among ADVANCED DIAGNOSTIC IMAGING, INC., a Delaware corporation ("ADI"), DREW M.
                                                            ---
NETTER AND WILLIAM LEHN, the stockholders of ADI ("Stockholders"), and MEDICAL
                                                   ------------
RESOURCES, INC., a Delaware corporation ("Purchaser").
                                          ---------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, ADI owns 100% of the issued and outstanding capital stock of ADI of Suffolk, Inc., a Delaware corporation ("Suffolk GP") and the general partner
                                           ----------
of Central Suffolk MRI Associates (a Limited Partnership), a Connecticut limited partnership ("Suffolk LP");
              ----------

     WHEREAS, ADI owns 100% of the issued and outstanding capital stock of ADI of Mass., Inc., a Delaware corporation ("Mass GP") and a 70% general partner of
                                         -------
Dedham MRI Associates (a Limited Partnership), a Delaware limited partnership

("Mass LP");
---------

     WHEREAS, ADI owns 100% of the issued and outstanding capital stock of ADI of Central New Jersey, Inc., a Delaware corporation ("Cranford GP") and the
                                                      -----------
general partner of Cranford Medical Imaging Associates (a Limited Partnership), a Delaware limited partnership ("Cranford LP");
                                 -----------

     WHEREAS, ADI owns 100% of the issued and outstanding capital stock of ADI of Northern New Jersey, Inc., a Delaware corporation ("Montvale, Inc.") and the general partner of Montvale Diagnostic Imaging Associates (a Limited Partnership), a Connecticut limited partnership ("Montvale GP"), which, in turn, is the general partner of Montvale Medical Imaging Associates (a Limited Partnership), a New Jersey limited partnership ("Montvale LP");
                                                 -----------

     WHEREAS, ADI owns 100% of the issued and outstanding capital stock of ADI of Mid-New Jersey, Inc., a Delaware corporation ("Mid-New Jersey GP") and the
                                                  -----------------
general partner of (i) Passaic Valley MRI Associates (a Limited Partnership), a Connecticut limited partnership ("Passaic LP"), and (ii) North Bergen MRI
                                  ----------
Associates (a Limited Partnership), a Connecticut limited partnership ("North
                                                                        -----
Bergen LP");
---------

     WHEREAS, ADI owns 100% of the issued and outstanding capital stock of ADI of Rockaway, Inc., a Delaware corporation ("Rockaway GP") and the general
                                            -----------
partner of (i) West Hudson MRI Associates (a Limited Partnership), a Delaware limited partnership ("West Hudson LP"), and (ii) MRI of Rockaway Associates (a
                      --------------
Limited Partnership), a Delaware limited partnership ("Rockaway LP");
                                                       -----------

     WHEREAS, ADI owns 65% of the issued and outstanding capital stock of ADI of Chelmsford, Inc., a Delaware corporation ("Chelmsford. Inc.") which owns and
                                           ----------------
operates a diagnostic imaging center in Chelmsford, Massachusetts;

     WHEREAS, ADI owns 100% of the issued and outstanding capital stock of ADI of RI-Mass, Inc., a Delaware corporation ("RI-Mass GP" and, together with
                                           ----------
Suffolk GP, Mass GP, Cranford GP, Montvale, Inc., Mid-New Jersey GP, Rockaway GP
                                  -------------
and Chelmsford, Inc., the "Subsidiaries") and the general partner of RI-Mass MRI
                           ------------
Associates (a Limited Partnership), a Delaware limited partnership ("RI-Mass LP"
                                                                     ----------
and, together with Suffolk LP, Mass LP, Cranford LP, Passaic LP, North Bergen LP, Rockaway LP, West Hudson LP and Montvale LP, the "LP's");
                                                      ----

     WHEREAS, Purchaser desires to purchase 100% (the "Purchased Shares") of the
                                                       ----------------
outstanding capital stock of ADI (the "ADI Stock");
                                       ---------

     WHEREAS, subject to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Stockholders desire to sell and Purchaser desires to purchase the ADI Stock and all rights appurtenant thereto, including, without limitation, ownership of the Subsidiaries and their general partnership interest in the LP's (the

"Acquisition");
------------

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                         PURCHASE AND SALE OF ADI STOCK
                         ------------------------------

     1.0  Agreement to Purchase.  At the Closing, Purchaser shall purchase the
          ---------------------
Purchased Shares of ADI Stock from Stockholders, upon and subject to the terms and conditions of this Agreement, in exchange for the Purchase Price (as defined in Section 1.02 hereof).

     1.0    Purchase Price.
            --------------

     (a) Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of Stockholders and ADI contained herein, and in consideration of the sale, assignment, transfer and delivery of the Purchased Shares of ADI Stock, the purchase price (the "Purchase Price") for
                                                            --------------
the Purchased Shares of ADI Stock shall be payable at the Closing by wire transfer of immediately available funds in the amount of $6,412,344 plus the amount of cash still held by ADI at Closing (the "Payment").
                                                  -------

     (b) In consideration of the sale, assignment, transfer and delivery of the Purchased Shares of ADI Stock, Purchaser shall also pay to Stockholders an amount equal to $825,000 (the "Additional Payment"). Such payment shall be made at the earlier of (i) in the event Purchaser elects to purchase all of the interests of the limited partners of any LP, upon the closing of the fifth such purchase, and (ii) one year after the Closing Date.

     1.03  Closing.  The closing of the transactions contemplated by this
           -------
Agreement (the "Closing") will take place at the offices of Squadron, Ellenoff,
                -------
Plesent & Sheinfeld LLP, 551 Fifth Avenue, New York, New York 10176 on March 10, 1997 at 10:00 A.M., or at such other place, date and time as the parties may agree in writing. The date of the Closing is herein referred to as the "Closing Date."

     1.04  Further Assurances.  After the Closing, Stockholders and ADI shall
           ------------------
from time to time, at the request of Purchaser and without further cost or expense to Purchaser, execute and deliver such other instruments of conveyance and transfer and take such other actions as Purchaser may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Purchaser good and marketable title to the Purchased Shares of ADI Stock being transferred hereunder.

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF ADI AND STOCKHOLDERS
             ------------------------------------------------------

     Each of ADI and each Stockholder hereby represents, covenants and warrants to Purchaser as follows:

     2.01  Organization; Good Standing.
           ---------------------------

     (a) ADI is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. ADI has delivered to Purchaser complete and correct copies of its charter documents as currently in effect.

     (b) Each Subsidiary is a corporation organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. ADI has delivered to Purchaser complete and correct copies of the charter documents of each Subsidiary as currently in effect.

     (c) Each LP and Montvale GP is a limited partnership organized, validly existing and in good standing under the laws of the state of its organization and has full partnership power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. ADI has delivered to Purchaser complete and correct copies of the agreements of limited partnership and certificates of limited partnership of each LP and Montvale GP as currently in effect.

     2.02  Capitalization; Subsidiaries.
           ----------------------------

     (a) The authorized capital stock of ADI consists of 3,000 shares of common stock, without par value, of which 963.40 shares are issued and outstanding.
All issued and outstanding shares of capital stock of ADI are duly and validly authorized and issued, fully paid and nonassessable. There are no outstanding
(i) securities convertible into or exchangeable for capital stock of ADI; (ii) options, warrants or other rights to purchase or subscribe for shares of the capital stock of ADI or securities convertible into or exchangeable for capital stock of ADI; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of ADI, any such convertible or exchangeable securities or any such options, warrants or rights. The Stockholders own the ADI Stock in the denominations set forth on
Schedule 2.02(a) hereto free and clear of all liens, security interests and encumbrances and upon delivery of the certificates duly endorsed for transfer in accordance with this Agreement, Purchaser will receive good title to the Purchased Shares of ADI Stock, free and clear of all security interests, liens and encumbrances.

     (b) ADI owns all of the issued and outstanding capital stock of each Subsidiary other than Chelmsford, Inc. (of which ADI owns 65% of the issued and outstanding capital stock) free and clear of all liens, security interests and encumbrances. Except for the Subsidiaries and the LPS, and except as set forth on Schedule 2.02(b), ADI does not own any direct or indirect interest in any other corporation, partnership or other entity.

     (c) The authorized capital stock of RI-Mass GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of RI-Mass GP are duly and validly authorized and issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for capital stock of RI-Mass GP; (ii) options, warrants or other rights to purchase or subscribe for shares of the capital stock of RI-Mass GP or securities convertible into or exchangeable for capital stock of RI-Mass GP; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of RI-Mass GP, any such convertible or exchangeable securities or any such options, warrants or rights.

     (d) The authorized capital stock of Suffolk GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of Suffolk GP are duly and validly authorized and issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for capital stock of Suffolk GP; (ii) options, warrants or other rights to purchase or subscribe for shares of the capital stock of Suffolk GP or securities convertible into or exchangeable for capital stock of Suffolk GP; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Suffolk GP, any such convertible or exchangeable securities or any such options, warrants or rights.

     (e) The authorized capital stock of Mass GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of Mass GP are duly and validly authorized and issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for capital stock of Mass GP; (ii) options, warrants or other rights to purchase or subscribe for shares of the capital stock of Mass GP or securities convertible into or exchangeable for capital stock of Mass GP; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Mass GP, any such convertible or exchangeable securities or any such options, warrants or rights.

     (f) The authorized capital stock of Cranford GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of Cranford GP are duly and validly authorized and issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for capital stock of Cranford GP; (ii) options, warrants or other rights to purchase or subscribe for shares of the capital stock of Cranford GP or securities convertible into or exchangeable for capital stock of Cranford GP; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Cranford GP, any such convertible or exchangeable securities or any such options, warrants or rights.

     (g) The authorized capital stock of Mid-New Jersey GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of Mid-New Jersey GP are duly and validly authorized and issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for capital stock of Mid-New Jersey GP; (ii) options, warrants or other rights to purchase or subscribe for shares of the capital stock of Mid-New Jersey GP or securities convertible into or exchangeable for capital stock of Mid-New Jersey GP; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Mid-New Jersey GP, any such convertible or exchangeable securities or any such options, warrants or rights.

     (h) The authorized capital stock of Rockaway GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of Rockaway GP are duly and validly authorized and issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for capital stock of Rockaway GP; (ii) options, warrants or other rights to purchase or subscribe for shares of the capital stock of Rockaway GP or securities convertible into or exchangeable for capital stock of Rockaway GP; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Rockaway GP, any such convertible or exchangeable securities or any such options, warrants or rights.

     (i) The authorized capital stock of Montvale, Inc. consists of 3,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of Montvale, Inc. are duly and validly authorized and issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for capital stock of Montvale, Inc.; (ii) options, warrants or other rights to purchase or subscribe for shares of the capital stock of Montvale, Inc. or securities convertible into or exchangeable for capital stock of Montvale, Inc.; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of

Montvale, Inc., any such convertible or exchangeable securities or any such options, warrants or rights.

     (j) The authorized capital stock of Chelmsford, Inc. consists of 3,000 shares of common stock, without par value, all of which are issued and outstanding. All issued and outstanding shares of capital stock of Chelmsford, Inc. are duly and validly authorized and issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for capital stock of Chelmsford, Inc.; (ii) options, warrants or other rights to purchase or subscribe for shares of the capital stock of Chelmsford, Inc. or securities convertible into or exchangeable for capital stock of Chelmsford, Inc.; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Chelmsford, Inc., any such convertible or exchangeable securities or any such options, warrants or rights, except in the case of clause (ii) and (iii) above for an agreement between Marcap Corporation ("Marcap") and ADI pursuant to which
                                              ------
Marcap has the right to maintain its relative equity interest in Chelmsford, Inc.

     (k) Each Subsidiary (other than Chelmsford, Inc. which is not the general partner of any limited partnership, Mass GP which owns 70% of the general partnership interest of Mass LP and Montvale, Inc which is the general partner of Montvale GP) and Montvale GP owns 100% of the general partnership interest in the LP or LP's of which it is general partner (with respect to each Subsidiary, its "Related LP"), and Montvale, Inc. owns 100% of the general partnership
     ----------
interest of Montvale GP, free and clear of all liens, security interests and encumbrances, other than (A) the security interest of Marine Midland Bank

("Marine Midland") in the assets of (i) Cranford LP to secure approximately
----------------
$4,013,869.62 of indebtedness owed to Marine Midland, (ii) RI-Mass LP to secure approximately $2,719,520.16 of indebtedness owed to Marine Midland, (iii) Montvale LP to secure approximately $2,465,449.03 of indebtedness owed to Marine Midland (the indebtedness described in the foregoing clauses (i), (ii) and (ii) being hereinafter referred to as the "Marine Debt"), which security interest shall be released upon fulfillment of the conditions set forth in the Stipulation and Order executed on behalf of the debtors and Marine Midland in December 1996, a copy of which has been provided to Purchaser (the "Stipulation
                                                                    -----------
and Order") in In re Cranford Medical Imaging Associates, L.P., RI-Mass MRI
---------
Associates, L.P. and Montvale Medical Imaging Associates, L.P. (Case Nos. 96 B 21991 (ASH), 96 B 21992 (ASH), 96 B 21993 (ASH) (Jointly Administered), hereinafter referred to as the "LP Bankruptcy Case") currently pending in the
                                ------------------
United States Bankruptcy Court for the Southern District of New York, the order approving which shall be entered on or prior to the Closing and (B) in the case of Mass GP, the security interest of Marcap in certain assets of Mass LP to secure the obligations of Mass LP pursuant to the Security Agreement, dated March 30, 1993, by and between Mass LP, as debtor, and Marcap, as secured party, which security interest shall continue as security for such obligation after the Closing Date. Chelmsford, Inc. owns all of its assets free and clear of all liens, security interests and encumbrances, other than the security interest of Marcap in certain assets of Chelmsford, Inc. to secure the obligations of Chelmsford, Inc. pursuant to the Loan and Security Agreement, dated March 25, 1992, by and between Chelmsford, Inc., as debtor, and Marcap, as secured party, which security interest shall continue as security for such obligation after the Closing Date. Except for its Related LP (or, in the case of Montvale, Inc., except for its interest in Montvale GP), no Subsidiary or Montvale GP owns any capital stock or other equity securities of any corporation, partnership or other entity or any rights to acquire any equity or ownership interest in any business. The sole business of each Subsidiary other than Chelmsford, Inc. consists of acting as general partner of its Related LP (or, in the case of Montvale, Inc., acting as the general partner of Montvale GP). The sole business of Chelmsford, Inc. consists of owning and operating a diagnostic imaging center in Chelmsford, Massachusetts.

     (l) The outstanding partnership interests of Suffolk LP consist of 20 units of limited partnership interests (constituting 85% of all partnership interests in Suffolk LP) and one general partnership interest. All issued and outstanding partnership interests of Suffolk LP are validly issued. There are no outstanding
(i) securities convertible into or exchangeable for any Suffolk LP securities; or (ii) options, warrants or other rights to purchase or subscribe for securities of Suffolk LP or securities convertible into or exchangeable for securities of Suffolk LP. The name of each partner of Suffolk LP and the percentage interest of Suffolk LP owned beneficially or of record, or both, by each such partner are as set forth in such partner's Schedule K-1 (Partner's Share of Income, Credits, Deductions, etc.) relating to Suffolk LP for the year ended December 31, 1995.

     (m) The outstanding partnership interests of Mass LP consist of 48 units of limited partnership interests (constituting 50% of all partnership interests in Mass LP) and one general partnership interest. All issued and outstanding partnership interests of Mass LP are validly issued. There are no outstanding
(i) securities convertible into or exchangeable for any Mass LP securities; or
(ii) options, warrants or other rights to purchase or subscribe for securities of Mass LP or securities convertible into or exchangeable for securities of Mass LP, except in the case of clause (ii) above for an agreement between Marcap and ADI pursuant to which Marcap has the right to maintain its relative equity interest in Mass LP. The name of each partner of Mass LP and the percentage interest of Mass LP owned beneficially or of record, or both, by each such partner are as set forth in such partner's Schedule K-1 (Partner's Share of Income, Credits, Deductions, etc.) relating to Mass LP for the year ended December 31, 1995.

     (n) The outstanding partnership interests of Cranford LP consist of 10.67 units of limited partnership interests (constituting 25% of all partnership interests in Cranford LP) and one general partnership interest. All issued and outstanding partnership interests of Cranford LP are validly issued. There are no outstanding (i) securities convertible into or exchangeable for any Cranford LP securities; or (ii) options, warrants or other rights to purchase or subscribe for securities of Cranford LP or securities convertible into or exchangeable for securities of Cranford LP. The name of each partner of Cranford LP and the percentage interest of Cranford LP owned beneficially or of record, or both, by each such partner are as set forth in such partner's Schedule K-1 (Partner's Share of Income, Credits, Deductions, etc.) relating to Cranford LP for the year ended December 31, 1995.

     (o) The outstanding partnership interests of Passaic LP consist of 38 units of limited partnership interests (constituting 85% of all partnership interests in Passaic LP) and one general partnership interest. All issued and outstanding partnership interests of Passaic LP are validly issued. There are no outstanding
(i) securities convertible into or exchangeable for any Passaic LP securities; or (ii) options, warrants or other rights to purchase or subscribe for securities of Passaic LP or securities convertible into or exchangeable for securities of Passaic LP. The name of each partner of Passaic LP and the percentage interest of Passaic LP owned beneficially or of record, or both, by each such partner are as set forth in such partner's Schedule K-1 (Partner's Share of Income, Credits, Deductions, etc.) relating to Passaic LP for the year ended December 31, 1995.

     (p) The outstanding partnership interests of North Bergen LP consist of 42 units of limited partnership interests (constituting 85% of all partnership interests in North Bergen LP) and one general partnership interest. All issued and outstanding partnership interests of North Bergen LP are validly issued. There are no outstanding (i) securities convertible into or exchangeable for any North Bergen LP securities; or (ii) options, warrants or other rights to purchase or subscribe for securities of North Bergen LP or securities convertible into or exchangeable for securities of North Bergen LP. The name of each partner of North Bergen LP and the percentage interest of North Bergen LP owned beneficially or of record, or both, by each such partner are as set forth in such partner's Schedule K-1 (Partner's Share of Income, Credits, Deductions, etc.) relating to North Bergen LP for the year ended December 31, 1995.

     (q) The outstanding partnership interests of Rockaway LP consist of 40 units of limited partnership interests (constituting 80% of all partnership interests in Rockaway LP) and one general partnership interest. All issued and outstanding partnership interests of Rockaway LP are validly issued. There are no outstanding (i) securities convertible into or exchangeable for any Rockaway LP securities; or (ii) options, warrants or other rights to purchase or subscribe for securities of Rockaway LP or securities convertible into or exchangeable for securities of Rockaway LP. The name of each partner of Rockaway LP and the percentage interest of Rockaway LP owned beneficially or of record, or both, by each such partner are as set forth in such partner's Schedule K-1 (Partner's Share of Income, Credits, Deductions, etc.) relating to Rockaway LP for the year ended December 31, 1995.

     (r) The outstanding partnership interests of West Hudson LP consist of 42 units of limited partnership interests (constituting 31.25% of all partnership interests in West Hudson LP) and one general partnership interest. All issued and outstanding partnership interests of West Hudson LP are validly issued. There are no outstanding (i) securities convertible into or exchangeable for any West Hudson LP securities; or (ii) options, warrants or other rights to purchase or subscribe for securities of West Hudson LP or securities convertible into or exchangeable for securities of West Hudson LP. The name of each partner of West Hudson LP and the percentage interest of West Hudson LP owned beneficially or of record, or both, by each such partner are as set forth in such partner's Schedule K-1 (Partner's Share of Income, Credits, Deductions, etc.) relating to West Hudson LP for the year ended December 31, 1995.

     (s) The outstanding partnership interests of Montvale LP consist of 48 units of limited partnership interests (constituting 15% of all partnership interests in Montvale LP) and one general partnership interest. All issued and outstanding partnership interests of Montvale LP are validly issued. There are no outstanding (i) securities convertible into or exchangeable for any Montvale LP securities; or (ii) options, warrants or other rights to purchase or subscribe for securities of Montvale LP or securities convertible into or exchangeable for securities of Montvale LP. The name of each partner of Montvale LP and the percentage interest of Montvale LP owned beneficially or of record, or both, by each such partner are as set forth in such partner's Schedule

K-1 (Partner's Share of Income, Credits, Deductions, etc.) relating to Montvale LP for the year ended December 31, 1995.

     (t) The outstanding partnership interests of RI-Mass LP consist of 76 units of limited partnership interests (constituting 95% of all partnership interests in RI-Mass LP) and one general partnership interest. All issued and outstanding partnership interests of RI-Mass LP are validly issued. There are no outstanding
(i) securities convertible into or exchangeable for any RI-Mass LP securities; or (ii) options, warrants or other rights to purchase or subscribe for securities of RI-Mass LP or securities convertible into or exchangeable for securities of RI-Mass LP. The name of each partner of RI-Mass LP and the percentage interest of RI-Mass LP owned beneficially or of record, or both, by each such partner are as set forth in such partner's Schedule K-1 (Partner's Share of Income, Credits, Deductions, etc.) relating to RI-Mass LP for the year ended December 31, 1995.

     (u) The outstanding partnership interests of Montvale GP consist of 48 units of limited partnership interest (constituting 85% of all partnership interests in Montvale GP) and one general partnership interest. All issued and outstanding partnership interests of Montvale GP are validly issued. There are no outstanding (i) securities convertible into or exchangeable for any Montvale GP securities; or (ii) options, warrants or other rights to purchase or subscribe for securities of Montvale GP or securities convertible into or exchangeable for securities of Montvale GP. The name of each partner of Montvale GP and the percentage interest of Montvale GP owned beneficially or of record, or both, by each such partner are as set forth in such partner's Schedule K-1 (Partner's Share of Income, Credits, Deductions, etc.) relating to Montvale GP for the year ended December 31, 1995.

     2.03  Authorization, Etc. ADI has full corporate power and authority, and
           -------------------
each Stockholder has full power and authority, to enter into this Agreement and to carry out the transactions contemplated hereby. ADI has taken all action required by law, its charter documents, or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of ADI and each Stockholder enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

     2.04  No Violation. Assuming repayment of the Marine Debt, neither the
           ------------
execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter documents of ADI, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of ADI, any Subsidiary, Montvale GP, any LP or any Stockholder under, any agreement or commitment to which ADI, such Subsidiary, Montvale GP, such LP or such Stockholder is a party or by which ADI, such Subsidiary, Montvale GP, such LP or such Stockholder is bound, or to which the property of ADI, such Subsidiary, Montvale GP, such LP or such Stockholder is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to ADI, such Subsidiary, Montvale GP, such LP or such Stockholder.

     2.05  Financial Statements.
           --------------------

     (a) ADI has heretofore delivered to Purchaser unaudited financial statements as of and for the year ended December 31, 1995 (the "Year-End
                                                                --------
Financial Statements") and the unaudited financial statements as of and for the
--------------------
nine months ended September 30, 1996 (the "Nine-Month Financial Statements" and
                                           -------------------------------
together with the Year-End Financial Statements, the "Financial Statements").
                                                      --------------------
Such Financial Statements and the notes thereto fairly present the assets, liabilities, financial condition and results of operations of ADI as at the respective dates thereof and for the periods covered thereby, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved, other than the omission of certain footnote disclosure with respect to the Nine-Month Financial Statements.

     (b) Each LP has heretofore delivered to Purchaser unaudited financial statements as of and for the year ended December 31, 1995 (the "LP Year-End
                                                                -----------
Financial Statements") and the unaudited financial statements as of and for the
--------------------
nine months ended September 30, 1996 (the "LP Nine-Month Financial Statements"
                                          -----------------------------------
and together with the Year-End Financial Statements, the "LP Financial
                                                         -------------
Statements"). Such LP Financial Statements and the notes thereto fairly present
----------
the assets, liabilities, financial condition and results of operations of such LP as at the respective dates thereof and for the periods covered thereby, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved, other than the omission of certain footnote disclosure with respect to the LP Nine-Month Financial Statements.

     (c) Chelmsford, Inc. has heretofore delivered to Purchaser unaudited financial statements as of and for the year ended December 31, 1995 (the

"Chelmsford Year-End Financial Statements") and the unaudited financial
-----------------------------------------
statements as of and for the nine months ended September 30, 1996 (the

"Chelmsford Nine-Month Financial Statements" and together with the Year-End
-------------------------------------------
Financial Statements, the "Chelmsford Financial Statements"). Such Chelmsford
                           -------------------------------
Financial Statements and the notes thereto fairly present the assets, liabilities, financial condition and results of operations of Chelmsford, Inc. as at the respective dates thereof and for the periods covered thereby, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved, other than the omission of certain footnote disclosure with respect to the Chelmsford Nine-Month Financial Statements.

     2.06 No Undisclosed Liabilities; Etc. Except as set forth in Schedule 2.06,
          --------------------------------
neither ADI, Chelmsford nor any LP has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Financial Statements, the Chelmsford Financial Statements or the LP Financial Statements, as applicable, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date of the balance sheet included in the Nine-Month Financial Statements, the Chelmsford Nine-Month Financial Statements or the LP Nine-Month Financial Statements, as applicable; and, based upon historical experience, the reserves reflected in the Financial Statements, the Chelmsford Nine-Month Financial Statements and the LP Nine-Month Financial Statements are adequate, appropriate and reasonable.

     2.07  Accounts Receivable. All accounts receivable of ADI, Chelmsford, Inc.
           -------------------
and each LP, reflected in the Financial Statements, the Chelmsford Financial Statements or the LP Financial Statements, as applicable, represent revenues actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Financial Statements, the Chelmsford Financial Statements or the LP Financial Statements, as applicable (which reserves were calculated in a manner consistent with past practice and, based upon historical experience, should be adequate).

     2.08   Absence of Certain Changes. Except as and to the extent set forth on
            --------------------------
Schedule 2.08, since the date of the balance sheet included in the Nine-Month Financial Statements, the Chelmsford Nine-Month Financial Statements or the LP Nine-Month Financial Statements, neither ADI, Chelmsford, Inc. nor any LP has:

     (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

     (b) incurred any liability or obligation (absolute, accrued, contingent or otherwise) which exceeds $10,000 (counting obligations and liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), other than liabilities and obligations incurred in the ordinary course of business and consistent with past practice; or increased, or experienced any change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

     (c) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Financial Statements, the Chelmsford Financial Statements or the LP Financial Statements, as applicable, or incurred in the ordinary course of business and consistent with past practice since the date of the balance sheet included in the Nine-Month Financial Statements, the Chelmsford Nine Month Financial Statements or the LP Nine-Month Financial Statements, as applicable;

     (d) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due;

     (e) become aware of any fact or event which materially adversely affects or may in the future materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of ADI, Chelmsford, Inc. or any LP;

     (f) canceled any debts, waived any claims or rights of substantial value or accepted a purchase order, quotation, arrangement or understanding for future sale of services of ADI, Chelmsford, Inc. or any LP which, at the time of its acceptance, was not intended to result in a profit to ADI, Chelmsford, Inc. or such LP;

     (g) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

     (h) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except for customary annual increases or increases required by written agreement;

     (i) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or partnership interests, as the case may be, or redeemed, purchased or otherwise acquired, directly or indirectly, any its capital stock or partnership interests, as the case may be, or other securities;

     (j) made any change in any method of accounting or accounting practice;

     (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors, other than regularly scheduled payments of salary or bonus or reimbursements of expenses incurred on behalf of ADI, Chelmsford or the LP's, as the case may be; or

     (l) entered into any agreement or arrangement (oral or written) with respect to any of the foregoing.

     2.09  Litigation. Except as set forth in Schedule 2.09, (i) there is no
           ----------
pending or, to the knowledge of ADI or any Stockholder, threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission against or involving ADI, any Subsidiary, Montvale GP, any LP or any Stockholder, or which questions or challenges the validity of this Agreement or any action taken or to be taken by ADI or any Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby; nor, to the knowledge of ADI or any Stockholder, is there any valid basis for any such action, proceeding or investigation; (ii) assuming repayment of the Marine Debt on or before the Closing Date, neither ADI, any Subsidiary, Montvale GP nor any LP is in default under or in violation of, and there is no valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound which is material to the business, financial condition or operations of ADI, the Subsidiaries, Montvale GP or the LP's, individually or taken as a whole; (iii) neither ADI, any Subsidiary, Montvale GP nor any LP is in violation of, or in default with respect to, any order, judgment, or decree; (iv) neither ADI, any Subsidiary, Montvale GP nor any LP is in violation of, or in default with respect to, any law, rule or regulation the violation of or default under which would have a material adverse effect on the business, financial condition or operations of ADI, the Subsidiaries, Montvale GP or the LP's, individually or taken as a whole; nor is it required to take any action in order to avoid such violation or default; and
(v) neither ADI, any Subsidiary, Montvale GP nor any LP is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

     2.10  Title to Properties; Encumbrances. Each of ADI, Chelmsford, Inc. and
           ---------------------------------
each LP has good and marketable title to all real property and good title to all other properties and assets, real, personal and mixed, tangible and intangible, which it purports to own and which are being transferred to Purchaser in connection with the transactions contemplated hereby (except such properties and assets as are held pursuant to leases or licenses described in Schedule 2.10), including, without limitation, all the properties and assets reflected in the Financial Statements, the Chelmsford Financial Statements and the LP Financial Statements and all the properties and assets purchased by ADI, Chelmsford, Inc. or such LP since the date of the Financial Statements, the Chelmsford Financial Statements or the LP Financial Statements, as applicable. Except as may be described in such Schedule 2.10, all properties and assets reflected in the Financial Statements, the Chelmsford Financial Statements and the LP Financial Statements are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature ("Encumbrances"), including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever. The rights, properties and other assets currently owned, leased or licensed by ADI, Chelmsford, Inc. or such LP and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit each of them to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

     2.11 Contracts and Commitments. Schedule 2.11 contains a true, complete and
          -------------------------
accurate list of all contracts, agreements, instruments, leases, licenses, arrangements and understandings (whether written or oral) to which ADI, any Subsidiary, Montvale GP or any LP is a party or by which any of its assets or properties are bound (i) the remaining payments under which equal or exceed $50,000, or (ii) which are otherwise material to the business or operations of ADI, any Subsidiary or any LP (collectively, the "Material Contracts"). ADI has
                                                  ------------------
furnished to the Purchaser (i) true and complete copies of all written Material Contracts, and (ii) true and complete written descriptions of all supply, distribution, agency financing, or other arrangements or understandings referred to in Schedule 2.11 to the extent such Material Contracts have not been fully reduced to writing. All Material Contracts are valid and in full force and effect. Except as set forth in such Schedule 2.11:

     (a) neither ADI, any Subsidiary, Montvale GP nor any LP has any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

     (b) neither ADI, any Subsidiary, Montvale GP nor any LP has any employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

     (c) neither ADI, any Subsidiary, Montvale GP nor any LP has any collective bargaining or union contracts or agreements;

     (d) neither ADI, any Subsidiary, Montvale GP nor any LP is in default, nor, to their knowledge, is there any basis for any valid claim of default, under any Material Contract;

     (e) neither ADI, any Subsidiary, Montvale GP nor any LP has any indebtedness for borrowed money, including guarantees of or agreements to acquire any such indebtedness of others;

     (f) neither ADI, any Subsidiary, Montvale GP nor any LP has an outstanding loan to any individual, corporation, partnership, joint venture, association, organization, limited liability company or other entity (each a "Person"); and
                                                                 ------

     (g) neither ADI, any Subsidiary, Montvale GP nor any LP has any power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect to the obligation of any Person.

     2.12  Facilities. The facilities and equipment of each LP and Chelmsford,
           ----------
Inc. are structurally sound with no material defects and are in good operating condition and repair and are adequate for the uses to which they are being put. To the knowledge of ADI, each LP and Chelmsford, Inc., no such facility or equipment is in need of maintenance and repairs which are material in nature or cost. Neither ADI, any LP nor Chelmsford, Inc. has received any notification that it is in violation of any applicable building, zoning, environmental, health or other law, ordinance or regulation in respect of its facilities or its operations. There are no laws, statutes or ordinances, or building or use restrictions applicable to the facilities owned or leased by ADI, any LP or Chelmsford, Inc. which might prohibit or materially impair the uses presently being made thereof by ADI, such LP or Chelmsford, Inc. No Subsidiary other than Chelmsford, Inc. owns or leases any facilities or equipment.

     2.13  Leases. Schedule 2.13 contains an accurate and complete list of all
           ------
leases pursuant to which ADI, any LP or Chelmsford, Inc. leases real or personal property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; except as set forth on Schedule 2.13, there are no existing defaults by ADI, Chelmsford, Inc. or any LP thereunder; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (to the extent such consent is required) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases. Executed counterpart copies of all consents referred to in the preceding sentence will be delivered to Purchaser at the Closing.

     2.14  Taxes. Each of ADI and each LP has delivered to Purchaser true,
           -----
complete and correct copies of, and Schedule 2.14 lists, all of the tax returns filed by ADI and each LP since January 1, 1994 (the "Tax Returns"). Each of ADI
                                                     -----------
and each LP has filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges shown thereby to be due to any federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales or payroll); the reserves for taxes reflected in the Financial Statements, the Chelmsford Financial Statements and the LP Financial Statements are adequate; and there are no tax liens upon any property or assets of ADI, Chelmsford, Inc. or any LP except liens for current taxes not yet due. No state of fact exists or has existed which would constitute grounds for the assessment of any tax liability by the Internal Revenue Service with respect to periods for which Tax Returns have been filed. All Tax Returns filed by ADI, Chelmsford, Inc. and each LP are true, correct and complete in all material respects. All taxes that ADI, Chelmsford, Inc. or any LP is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other Person. Except as set forth on Schedule 2.14, there is no claim, audit, action, suit, proceeding or investigation with respect to taxes due or claimed to be due from ADI, Chelmsford, Inc. or any LP or any Tax Return filed or required to be filed by ADI, Chelmsford, Inc. or any LP pending or, to the knowledge of ADI, Chelmsford, Inc. any LP or any Stockholder, threatened against or with respect to ADI, Chelmsford, Inc. or any LP.

     2.15 Insurance. Schedule 2.15 contains an accurate and complete list of all
          ---------
material policies of fire, liability, workers' compensation and other forms of insurance owned or held by or for the benefit of ADI, Chelmsford, Inc. and any LP. All such policies are in full force and effect, all premiums with respect thereto which are required to have been paid have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and all agreements to which ADI, Chelmsford, Inc. or any LP is a party; are valid, outstanding and enforceable policies; provide customary insurance coverage for the business, assets and operations of ADI, Chelmsford, Inc. and each LP; will, except as set forth in Schedule 2.15, remain in full force and effect through the respective dates set forth in Schedule 2.15; and will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. Neither ADI, Chelmsford, Inc. nor any LP has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

     2.16  Labor Difficulties. (a)  Each of ADI, Chelmsford, Inc. and each LP is
           ------------------
in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against ADI, Chelmsford, Inc. or any LP pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of ADI, Chelmsford, Inc., any LP or any Stockholder, threatened against or affecting ADI, Chelmsford, Inc. or any LP; (d) no representation question exists respecting the employees of ADI , Chelmsford, Inc. or any LP; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists; and (f) neither ADI, Chelmsford, Inc. nor any LP has ever experienced any work stoppage or other labor difficulty. The Subsidiaries other than Chelmsford, Inc. have no employees.

     2.17  Employee Benefit Plans. Except as set forth on Schedule 2.17, neither
           ----------------------
ADI, Chelmsford, Inc. nor any LP has, and none of the current or former employees of ADI, Chelmsford, Inc. or any LP is covered (in respect of their employment by ADI, Chelmsford, Inc. or such LP) by, any bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option or other fringe benefit plans, arrangements or practices (other than standard medical insurance), or any other employee benefit plans, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal, maintained by ADI, Chelmsford,
             -----
Inc. or any LP or for the benefit of their respective employees or to which ADI, Chelmsford, Inc. or any LP is or was required to contribute (collectively, the

"Plans"). Schedule 2.17 contains an accurate and complete description of, and
------
sets forth the annual amount payable pursuant to, each Plan. ADI, Chelmsford, Inc. and each LP has performed and complied in all material respects with all of its obligations under or with respect to each Plan and the Plans have operated in all material respects in accordance with their terms and applicable law. Neither ADI, Chelmsford, Inc. nor any LP has any commitment, whether formal or informal and whether legally binding or not, to create any additional Plan.

     2.18  Consents and Approvals of Governmental Authorities and Others. Except
           -------------------------------------------------------------
as set forth in Schedule 2.18, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by ADI or any Stockholder of this Agreement or the consummation of the transactions contemplated hereby; and no consent of any other Person is necessary to the consummation by ADI or any Stockholder of the transactions contemplated hereby.

     2.19  Compliance with Law. The operations of ADI, Chelmsford, Inc. and each
           -------------------
LP have been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all national governmental authorities and of all states, municipalities and other political subdivisions and agencies thereof having jurisdiction over ADI, Chelmsford, Inc. or such LP, including, without limitation, all such laws, regulations and requirements relating to consumer protection, equal opportunity, health, occupational safety, pension and securities matters. Neither ADI, Chelmsford, Inc. nor any LP has received any notification of any asserted present or past failure by ADI, Chelmsford, Inc. or such LP to comply with such laws, rules or regulations.

     2.20  Environmental Protection. Each of ADI, Chelmsford, Inc. and each LP
           ------------------------
has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. ADI, Chelmsford, Inc. and each LP is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Neither ADI, Chelmsford, Inc. nor any LP is aware of, nor has ADI, Chelmsford, Inc. or any LP received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

     2.21  Brokers and Finders. Neither any Stockholder nor ADI or any of its
           -------------------
officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     2.22  Personnel. Schedule 2.22 sets forth a true and complete list of:
           ---------

     (a) the names and current salaries of all salaried employees and the wage rates for non-salaried and non-executive salaried employees of ADI, Chelmsford, Inc. and each LP who will continue to be employees of same immediately following the Closing, by classification; and

     (b) all group insurance programs in effect for employees of ADI, Chelmsford, Inc. and each LP who will continue to be employees of same immediately following the Closing.

     2.23  Litigation and Investigations. There is no action, suit, inquiry,
           -----------------------------
proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of ADI or any Stockholder, threatened against or involving ADI, Chelmsford, Inc. or any LP relating to any service performed by ADI, Chelmsford, Inc. or any LP or any of their respective employees, nor, to the knowledge of ADI, Chelmsford, Inc. or any Stockholder, is there any valid basis for any such action, proceeding or investigation.

     2.24  Malpractice Liability. There is no action, suit, inquiry, proceeding
           ---------------------
or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving ADI, Chelmsford, Inc. or any LP relating to any service performed by ADI, Chelmsford, Inc. or any LP or any of their respective employees and alleged to have resulted in any medical malpractice, nor, to the knowledge of ADI or any Stockholder, is there any valid basis for any such action, proceeding or investigation.

     2.25  Referrals. ADI has provided to Purchaser a true and complete list of
           ---------
referral sources of Chelmsford, Inc. and each LP since January 1, 1995. Since that date, there has been no material change in the pattern of referrals from Chelmsford, Inc.'s and each LP's 25 largest referral sources, and, to the knowledge of ADI or any Stockholder, no referral source has established a competing diagnostic imaging facility since such date.

     2.26  Licenses and Permits. Each of ADI, Chelmsford, Inc. and each LP has
           --------------------
all licenses, permits and other governmental authorizations required for the conduct of its business and the ownership of its properties and is in compliance therewith in all material respects except where the failure to obtain or comply with any such licenses, permits and other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business or properties of ADI, Chelmsford, Inc. or any LP.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

Purchaser represents and warrants to ADI and the Stockholders as follows:

     3.01  Corporate Organization, Etc. Purchaser is a corporation duly
           ----------------------------
organized, validly existing and in good standing under the laws of the State of [Delaware] and has the power and authority to carry on its business as now being conducted and to own the properties and assets it now owns.

     3.02  Authorization, Etc. Purchaser has full corporate power and authority
           -------------------
to enter into this Agreement and to carry out the transactions contemplated hereby. Purchaser has taken all action required by law, its Certificate of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

     3.03 No Violation. Neither the execution and delivery of this Agreement nor
          ------------
the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or By-Laws of Purchaser, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Purchaser is a party or by which Purchaser is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Purchaser.

     3.04  Licenses and Permits. Purchaser has all licenses, permits and other
           --------------------
governmental authorizations required for the conduct of its business and the ownership of its properties and is in compliance therewith in all material respects except where the failure to obtain or comply with any such licenses, permits and other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business or properties of Purchaser.

     3.05  Litigation. There is no pending or threatened action, suit, inquiry,
           ----------
proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving Purchaser, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation.

     3.06  Consents and Approvals of Governmental Authorities and Others. No
           -------------------------------------------------------------
consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby. No consent of any other Person is necessary to the consummation by Purchaser of the transactions contemplated hereby.

     3.07  No Financing. Purchaser has sufficient funds on hand to enable it to
           ------------
pay the Purchase Price, the Initial Payment (as defined in the Stipulation and Order) and other amounts payable by it on the Closing Date.


                                   ARTICLE IV

                        COVENANTS OF ADI AND AGREEMENTS
                        -------------------------------

     Each of ADI and each Stockholder hereby covenants and agrees with Purchaser and, where applicable, Purchaser hereby agrees with ADI and each Stockholder:

     4.01  Access. Subject to Section 10.12 hereof, between the date of this
           ------
Agreement and the Closing Date, ADI and the Stockholders shall, and shall cause Chelmsford, Inc. and each Subsidiary and Montvale GP to cause its Related LP to,
(a) give Purchaser and its authorized representatives full access to all offices and other facilities and properties of ADI, Chelmsford, Inc. and each LP and to the books and records of ADI, Chelmsford, Inc. and each LP (and permit Purchaser to make copies thereof), (b) permit Purchaser to make inspections thereof, and
(c) cause their respective officers and advisers (including, without limitation, auditors, attorneys, financial advisors and other consultants, agents and advisors) to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of ADI, Chelmsford, Inc. and each LP as Purchaser shall reasonably request.

     4.02  Updating of Representations and Warranties. Between the date of this
           ------------------------------------------
Agreement and the Closing Date, the Stockholders and ADI shall give notice to Purchaser promptly upon their becoming aware of (a) any inaccuracy of a representation or warranty set forth in Article II or in the Schedules hereto, or (b) any event or state of facts that, if it had occurred or existed on or prior to the date of this Agreement, would have caused any such representation and warranty to be inaccurate, any such notice to describe such inaccuracy, event or state of facts in reasonable detail.

     4.03  No Solicitation. Following the execution of this Agreement, neither
           ---------------
the Stockholders nor ADI nor any of their respective affiliates nor any of such Persons' directors, officers, employees, agents or representatives will directly or indirectly, (a) solicit or encourage any inquiries, discussions or proposals for, (b) continue, propose or enter into negotiations or discussions with respect to, or (c) enter into any agreement or understanding providing for, any acquisition of the capital stock, assets or business of ADI, any Subsidiary, Montvale GP or any LP; nor shall any such Persons provide any information to any Person (other than Purchaser and its representatives) for the purpose of evaluating or determining whether to make or pursue any inquiries or proposal with respect to any such transaction. Each of the Stockholders and ADI will immediately advise Purchaser of, and communicate to Purchaser the terms of, any such inquiry or proposal that any of such Persons may receive or of which any of them may become aware, including the identity of the Person making such inquiry or proposal.

     4.04 Operation in Ordinary Course. Except as otherwise contemplated by this
          ----------------------------
Agreement, between the date of this Agreement and the Closing Date, ADI shall, the Stockholders shall cause ADI to, and ADI shall cause Chelmsford, Inc. and each other Subsidiary and Montvale GP to cause its Related LP to (a) conduct its business only in the ordinary course and consistent with past practice, (b) use or operate its assets only in a normal business manner, (c) maintain all its assets and properties in good working order and condition, ordinary wear and tear excepted, and (d) maintain in full force and effect all fire, liability and other insurance policies.

     4.05  Business Organization. Except as otherwise contemplated by this
          ---------------------
Agreement, between the date of this Agreement and the Closing Date, ADI shall, the Stockholders shall cause ADI to, and ADI shall cause Chelmsford, Inc. and each other Subsidiary and Montvale GP to cause its Related LP to (a) preserve substantially intact its business organization and keep available the services of its present officers and employees, (b) preserve in all material respects its present business relationships, financing arrangements and goodwill, (c) maintain its books, accounts and records in a manner consistent with past practice, except as otherwise required by any statute, rule or regulation, (d) maintain in full force and effect all its licenses and comply, in all material respects, with all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental body applicable to it or the conduct of its business, and (d) perform all of its material obligations under all Material Contracts.

     4.06  Corporate Organization. Except as otherwise contemplated by this
           ----------------------
Agreement, between the date of this Agreement and the Closing Date, ADI shall not, the Stockholders shall cause ADI not to and each Subsidiary and Montvale GP shall cause its Related LP not to (a) amend its Articles of Incorporation or By-Laws or partnership agreement (or other governing instrument), as the case may be, (b) issue, sell or otherwise dispose of any debentures, notes, stock or other securities issued by it, create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of such securities or modify or amend any right of the holder of any such security; or create or suffer to be created any lien or encumbrance thereon; (c) declare or pay any dividends in cash, securities or other property, make any other distribution with respect to its capital stock or partnership interests, as the case may be, or acquire, directly or indirectly, by redemption or otherwise, any of its capital stock or partnership interests, as the case may be; (d) make any other payment (however characterized) to an affiliate other than salaries paid in the ordinary course of business at rates previously in effect and accounts payable by the LP's to ADI arising in the ordinary course of business; (e) reclassify, split up or otherwise change any of its capital stock or partnership interests, as the case may be; (f) be party to any merger, consolidation or other business combination; (g) organize any new subsidiary or acquire any equity securities of any Person or any equity or ownership interest in any business; or (h) agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

     4.07  Other Restrictions. Except as otherwise contemplated by this
           ------------------
Agreement, between the date of this Agreement and the Closing Date, ADI and Chelmsford, Inc. shall not, the Stockholders shall cause ADI not to and each Subsidiary and Montvale GP shall cause its Related LP not to:

     (a) borrow any funds or otherwise become liable for, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money other than
(i) the delivery of the promissory note in an original principal amount of $500,000 by RI-Mass LP as contemplated by the Stipulation and Order, or (ii) with the consent of Purchaser, which shall not unreasonably be withheld with respect to purchases of equipment consistent with past practice;

     (b) create or suffer to be created any lien or encumbrance on any of its properties or assets other than purchase money liens in connection with the purchase of equipment pursuant to Section 4.07(a), liens for taxes not yet payable and other statutory liens not arising in connection with the borrowing of money or the extension of credit;

     (c) enter into or modify any employment agreement or commitment or increase in any manner the compensation of any officer, director or employee who will continue in the employ of ADI, Chelmsford, Inc. and the LP's following the Closing, other than regularly scheduled annual increases in accordance with past practice;

     (d) create or modify any bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA), whether formal or informal;

     (e) incur or assume, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

     (f) enter into or modify, or engage in any negotiations with respect to, any collective bargaining or union agreement or commitment;

     (g) make any capital expenditure other than (i) those set forth on Schedule 4.07(g), and (ii) with the prior written consent of Purchaser, which shall not unreasonably be withheld with respect to those which are or become necessary to permit ADI, Chelmsford, Inc. or any LP to continue to conduct business in the ordinary course;

     (h) enter into any agreement or commitment or engage in any activity or transaction other than agreements, commitments and transactions in the ordinary course of business and consistent with past practice;

     (i) pay, discharge or satisfy any claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected in its September 30, 1996 balance sheet or incurred in the ordinary course of business and consistent with past practice since September 30, 1996;

     (j) except as contemplated by Section 6.16, cancel any debts owed to it or waive any of its claims or rights or do any act or omit to do any act, which causes a breach of any of its material contracts, commitments or obligations;

     (k) enter into (other than the renewal of agreements on terms no less favorable to it than the agreements in effect on the date hereof and the entering into of contracts in the ordinary course of business), terminate or modify any of its agreements, understandings or commitments;

     (l) enter into any contract, agreement, commitment, understanding or transaction with an affiliate; or

     (m) agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

     4.08  Transfer of Assets and Contracts. Prior to the Closing, ADI shall
           --------------------------------
transfer to Stockholders or their designee(s) the properties and assets set forth on Schedule 4.08, such transfer to take effect as of the Closing Date. In addition, prior to the Closing, ADI shall either (a) attempt to cancel the contracts and agreements set forth on Schedule 4.08 and to cause the other parties to such contracts or agreements to enter into a similar contract or agreement with OmniHealth Management Services, Inc. ("Omni") or another entity designated by Stockholders, or (b) if appropriate, attempt to modify such contracts or agreements to delete provisions applicable only to ADI's billing and collection business and to enter into new contracts or agreements with Omni or another entity designated by Stockholders with respect to such matters, any such action to be effective as of the Closing Date. Any contract or agreement which cannot be so canceled or modified but which, by its terms, may be assigned shall be assigned to Omni or another entity designated by Stockholders. In the event that the contracts and agreements set forth on Schedule 4.08 are not canceled, modified or assigned as set forth above as of the Closing Date, Stockholders and Purchaser shall use their collective best efforts to effect such cancellation, modification or assignment as promptly as practicable after the Closing Date. To the extent that any such contract or agreement is not so canceled, modified or assigned prior to the Closing Date, Purchaser shall (i) use its best efforts to provide to Omni or another entity designated by Stockholders the benefits of such contract or agreement, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Omni or such other entity, and (iii) enforce for the account of Omni or such other entity any rights of Omni or such other entity arising in respect of such contract or agreement against any third party (including the right to elect to terminate any such contract or agreement in accordance with the terms thereof), all at the expense of Omni or such other entity.

     4.09  Consents. ADI will (a) obtain prior to the Closing all consents
           --------
necessary in the opinion of Purchaser's counsel to the consummation of the transactions contemplated hereby, including, without limitation, (i) the consent of each Person holding a mortgage or lien on real property or personal property owned or leased by ADI, Chelmsford, Inc. or any LP to the change in ownership of ADI contemplated by this Agreement, to the extent required by each such mortgage or the instrument giving rise to each such lien, and (ii) the consent of each lessor of real or personal property leased by ADI, Chelmsford, Inc. or any LP to the change in ownership of ADI contemplated by this Agreement, to the extent required by each such lease; and (b) use its best efforts to assist Purchaser in obtaining all approvals from any governmental agencies or departments as may be necessary or desirable in connection with the Acquisition. All such consents shall be in writing and executed counterparts thereof will be delivered to Purchaser at or prior to the Closing.

     4.10 Non-Competition Agreements. ADI and each Stockholder shall enter into,
          --------------------------
and shall cause each of Omni and Eastern Medical Distributors Inc. ("Eastern") to enter into, a non-competition agreement with the Purchaser effective as of the Closing Date and substantially in the form of Exhibit A hereto (the "Non-
                                                                         ---
Competition Agreements").
----------------------

     4.11  Compliance with Stipulation and Order.  Subject to Purchaser's
           -------------------------------------
Compliance with Section 5.11, ADI shall cause Cranford LP, RI-Mass LP and Montvale LP to take all actions required by the Stipulation and Order, including, without limitation, making all adequate protection payments required thereby. The Stipulation and Order shall not have been modified without the written consent of Purchaser.

     4.12  Omni and Mason Loans.  The Stockholders shall cause Omni to repay in
           --------------------
full the loans made to it by ADI and to remove the loan made by ADI to Mason Equities from its balance sheet.

     4.13 Employment Matters.
          ------------------

     (a) On or before the Closing, ADI will transfer certain of its employees set forth on Schedule 4.13 (the "Transferred Employees") to Omni, the majority stockholders of which will be the Stockholders. The principal business of Omni will be, among other things, providing billing and collection services, practice management and related services. As soon as is practicable following the Closing, ADI will cause the ADI 401(k) Profit Sharing Plan (the "Plan") to transfer the accounts and funds of the Transferred Employees held by the Plan to the tax-qualified defined contribution plan established by Omni.

     (b) As of the Closing Date, the Transferred Employees shall be deemed to have elected "continuation coverage" under Sections 601 et seq. of ERISA and
                                                        -- ---
shall be entitled to welfare benefits, elections and coverage as employees who were terminated from the employ of ADI the Subsidiaries and the LPS ("COBRA coverage"). Omni may pay the amounts chargeable by ADI, the Subsidiaries, Montvale GP and the LPS with respect to the costs of COBRA coverage directly to the respective payees. ADI will charge for COBRA coverage in the amount last charged by ADI for such coverage; provided, however, that no such charges to Omni or the Transferred Employees will be made for the month of March 1997 for COBRA coverage. ADI, the Subsidiaries, Montvale GP and the LPS will not make any material changes to the welfare plans (as such term is defined under ERISA) sponsored by them for ninety days following the Closing Date. Within ninety days of the Closing Date, Omni will adopt a medical plan for the benefit of its employees.

     (c) ADI and Omni will make available to each other such information and documentation concerning the Transferred Employees and the Plan as may be required by each in connection with and by reason of such transfers and in connection with the welfare benefit plans of ADI.

                                   ARTICLE V

               CONDITIONS TO ADI'S AND STOCKHOLDERS' OBLIGATIONS
               -------------------------------------------------

     Each and every obligation of ADI and Stockholder under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by ADI and Stockholders:

     5.01  Representations and Warranties True. The representations and
           -----------------------------------
warranties of Purchaser contained herein shall be true and accurate in all material respects as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date and the Stockholders shall have received a certificate to that effect signed by Purchaser.

     5.02  Performance. Purchaser shall have performed and complied with all
           -----------
agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing and the Stockholders shall have received a certificate to that effect signed by Purchaser.

     5.03  No Governmental Proceeding or Litigation. No suit, action,
           ----------------------------------------
investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     5.04  Items to be Delivered at Closing by Purchaser. At the Closing,
           ---------------------------------------------
Purchaser shall deliver the Payment to Stockholders.

     5.05  Opinion of Purchaser's Counsel. The Purchaser shall have delivered to
           ------------------------------
ADI and Stockholders an opinion of Werbel & Carnelutti, P.C., counsel to the Purchaser, dated as of the Closing Date, in form and substance reasonably satisfactory to ADI, to the effect that:

     (a) Purchaser is a corporation organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated, and is duly qualified as a foreign corporation in each jurisdiction where the corporation owns substantial assets or owns or leases real property.

     (b) Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     (c) The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action of Purchaser. The Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or an action at law).

     5.06  No Injunction. There shall not be in effect any injunction, order or
           -------------
decree of a court of competent jurisdiction that prohibits, delays or conditions consummation of the Acquisition.

     5.07  Litigation. No action or proceeding shall be pending or threatened by
           ----------
or before any Person, court or other governmental body seeking to restrain or prohibit or to recover damages in respect of the Acquisition or to revoke or suspend any license, permit, order or approval by reason of the Acquisition; nor shall there be any other action or proceeding pending or threatened which action or other proceeding may, in the reasonable opinion of the Stockholders, result in a decision, ruling, or finding that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Purchaser to perform its obligations under this Agreement.

     5.08  Regulatory Approvals. All licenses, authorizations, consents, orders
          --------------------
and regulatory approvals of governmental bodies necessary for the consummation by Purchaser of the Acquisition shall have been obtained on terms satisfactory to the Stockholders and shall be in full force and effect.

     5.09 Other Consents. Consents or waivers from all parties that are required
          --------------
in connection with the consummation of the Acquisition and the other transactions contemplated hereby (including, without limitation, the consents set forth on Schedule 2.18) shall have been obtained on terms reasonably satisfactory to the Stockholders and shall be in full force and effect and signed copies thereof shall have been delivered to the Stockholders.

     5.10  Billing and Collection Services Agreement. Purchaser and Omni shall
           -----------------------------------------
have entered into a Billing and Collection Services Agreement substantially in the form of Exhibit B hereto (the "Billing and Collection Services Agreement").
                                   -----------------------------------------

     5.11 Funds for Stipulation and Order.  Purchaser shall have provided to ADI
          -------------------------------
the funds required to make the Initial Payment (as defined in the Stipulation and Order) in accordance with the Stipulation and Order.



                                   ARTICLE VI

                     CONDITIONS TO PURCHASER'S OBLIGATIONS
                     -------------------------------------

     Each and every obligation of Purchaser under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by
Purchaser:

     6.01  No Injunction. There shall not be in effect any injunction, order or
           -------------
decree of a court of competent jurisdiction that prohibits, delays or conditions consummation of the Acquisition.

     6.02  Representations, Warranties and Agreements. (a) The representations
           ------------------------------------------
and warranties of ADI and the Stockholders set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as though made at such time (such representations and warranties not being affected by any updating information furnished pursuant to Section 4.02 or any other provision of this Agreement), (b) ADI and the Stockholders shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing, and (c) Purchaser shall have received a certificate to that effect signed by the Stockholders.

     6.03  Legal Opinions. Purchaser shall have received opinions from Squadron,
           --------------
Ellenoff, Plesent & Sheinfeld, LLP, special counsel to ADI and the Stockholders (with respect to (a), (k), (l), (m) and (n) below), and Helene K. Netter, Esq., general counsel to ADI (with respect to (b) through (j) below), dated the Closing Date, to the effect that:

     (a) Each of ADI and each Subsidiary is a corporation organized, validly existing and in good standing under the laws of the state of its incorporation, with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated, and is qualified as a foreign corporation in each jurisdiction where the corporation owns substantial assets or owns or leases real property.

     (b) The authorized capital stock of ADI consists of 3,000 shares of Common Stock, without par value, of which 963.40 shares are validly issued and outstanding and constitute the Purchased Shares. All of such issued and outstanding shares are fully paid and non-assessable. The Stockholders own the Purchased Shares of record. To the knowledge of such counsel after due inquiry, there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity securities or other securities of ADI or any Subsidiary.

     (c) The authorized capital stock of Suffolk GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are validly issued and outstanding (the "Suffolk Shares"). All of such issued and outstanding shares
                  --------------
are fully paid and non-assessable. ADI owns the Suffolk Shares of record.

     (d) The authorized capital stock of Mass GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are validly issued and outstanding (the "Mass Shares"). All of such issued and outstanding shares are
                  -----------
fully paid and non-assessable. ADI owns the Mass Shares of record.

     (e) The authorized capital stock of Cranford GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are validly issued and outstanding (the "Cranford Shares"). All of such issued and outstanding shares
                  ---------------
are fully paid and non-assessable. ADI owns the Cranford Shares of record.

     (f) The authorized capital stock of Mid-New Jersey GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are validly issued and outstanding (the "Mid-New Jersey Shares"). All of such issued and
                             ---------------------
outstanding shares are fully paid and non-assessable. ADI owns the Mid-New Jersey Shares of record.

     (g) The authorized capital stock of Rockaway GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are validly issued and outstanding (the "Rockaway Shares"). All of such issued and outstanding shares
                  ---------------
are fully paid and non-assessable. ADI owns the Rockaway Shares of record.

     (h) The authorized capital stock of RI-Mass GP consists of 3,000 shares of common stock, without par value, of which 1,000 shares are validly issued and outstanding (the "RI-Mass Shares"). All of such issued and outstanding shares
                  --------------
are fully paid and non-assessable. ADI owns the RI-Mass Shares of record.

     (i) The authorized capital stock of Montvale, Inc. consists of 3,000 shares of common stock, without par value, of which 1,000 shares are validly issued and outstanding (the "Montvale Shares"). All of such issued and outstanding shares are fully paid and non-assessable. ADI owns the Montvale Shares of record.

     (j) The authorized capital stock of Chelmsford, Inc. consists of 3,000 shares of common stock, without par value, all of which are validly issued and outstanding (the "Chelmsford Shares"). All of such issued and outstanding shares
                  -----------------
are fully paid and non-assessable. ADI owns 1,950 of the Chelmsford Shares of record.

     (k) ADI has full corporate power and authority and each Stockholder has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action of ADI. The Agreement has been duly executed and delivered by ADI and the Stockholders and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or an action at law).

     (l) Neither the execution and delivery of the Agreement nor the consummation of any or all of the transactions contemplated hereby (i) violates any provision of the Articles of Incorporation or By-Laws (or other governing instrument) of ADI or any Subsidiary or the partnership agreement of any LP,
(ii) violates or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under any Material Contract specifically listed on Schedule 2.11 or (iii) violates any statute, law, regulation or rule, or any judgment, decree or order of which such counsel has knowledge, of any court or other governmental body applicable to ADI or any Stockholder.

     (m) No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required in connection with the execution, delivery and performance by ADI or the Stockholders of the Agreement or the consummation by ADI or the Stockholders of the transactions contemplated thereby.

     (n) To the knowledge of such counsel after due inquiry, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental body pending or threatened against or involving ADI, any Subsidiary or any LP which questions or challenges the validity of the Agreement or any action taken or to be taken by ADI or any Stockholder pursuant to the Agreement or in connection with the transactions contemplated hereby, and to the knowledge of such counsel after due inquiry, neither ADI nor any Stockholder is subject to any judgment, order or decree except as disclosed in the Schedules to the Agreement.

     6.04  Litigation. No action or proceeding shall be pending or threatened by
           ----------
or before any Person, court or other governmental body seeking to restrain or prohibit or to recover damages in respect of the Acquisition or to revoke or suspend any license, permit, order or approval by reason of the Acquisition; nor shall there be any other action or proceeding pending or threatened which action or other proceeding may, in the reasonable opinion of Purchaser, result in a decision, ruling, or finding that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of ADI or any Stockholder to perform its/his obligations under this Agreement.

     6.05  Regulatory Approvals. All licenses, authorizations, consents, orders
           --------------------
and regulatory approvals of governmental bodies necessary for the consummation by ADI and the Stockholders of the Acquisition shall have been obtained on terms reasonably satisfactory to Purchaser and shall be in full force and effect.

     6.06 Other Consents. Consents or waivers from all parties that are required
          --------------
in connection with the consummation of the Acquisition and the other transactions contemplated hereby (including, without limitation, the consents set forth on Schedule 2.18) shall have been obtained on terms reasonably satisfactory to Purchaser and shall be in full force and effect and signed copies thereof shall have been delivered to Purchaser.

     6.07  Secretary of State Certificates. Purchaser shall have received (a) a
           -------------------------------
copy of the Certificate of Incorporation of each of ADI and each Subsidiary, certified as of a recent date by the Secretary of State of the state of its incorporation, and (b) a Certificate of the Secretary of State of the state of its incorporation with respect to ADI and each Subsidiary as of a recent date showing ADI and each Subsidiary to be validly existing in the state of its incorporation and in good standing and that all franchise taxes required to be paid and all reports required to be filed have been duly paid.

     6.08  Compliance Evidence. Purchaser shall have received such certificates,
           -------------------
opinions, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 6.

     6.09  Material Change. From the date of the Nine-Month Financial Statements
           ---------------
to the Closing Date, ADI shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     6.10  Delivery of Closing Documents. At the Closing, ADI and Stockholders
           -----------------------------
shall deliver to the Purchaser:

     (i) certificates representing the Purchased Shares of ADI Stock, duly endorsed for transfer to Purchaser;

     (ii) certificates representing all of the issued and outstanding capital stock of the Subsidiaries;

     (iii) the Non-Competition Agreements, executed by each of Omni, Eastern, Drew M. Netter and William Lehn; and

     (iv) the original minute books of each of ADI and each Subsidiary, including all unissued stock certificates and stock ledgers, and the partnership records of each LP.

     6.12 Resignations. On or prior to the Closing Date, ADI shall have received
          ------------
the written resignations of all officers and directors requested by Purchaser.

     6.13  Billing and Collection Services Agreement. Purchaser and Omni shall
          -----------------------------------------
have entered into the Billing and Collection Services Agreement.

     6.14  Stipulation and Order.  The Stipulation and Order shall not have been
           ---------------------
modified without the written consent of Purchaser. An order approving the Stipulation and Order shall have been entered in the LP Bankruptcy Case and the period within which to file an appeal from such order shall have expired without such an appeal having been made.

     6.15  Application of Funds.  All funds received by ADI from Purchaser for
           --------------------
the purpose of making the Initial Payment and the Final Payment (as such terms are defined in the Stipulation and Order) shall have been applied to make such payments.

     6.16  Omni and Mason Loans. The loan made by ADI to Omni shall have been
           --------------------
repaid in full and Purchaser shall have received satisfactory written evidence of such repayment and the loan made by ADI to Mason Equities shall have been removed from ADI's balance sheet and Purchaser shall have received satisfactory written evidence of such removal.


                                  ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

     7.01  Investigations; Survival of Warranties. The representations,
           --------------------------------------
warranties and agreements of ADI, Stockholders and Purchaser contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the Closing for a period of 18 calendar months and shall not be deemed waived or otherwise affected by any investigation made by any party hereto.


                                  ARTICLE VII

                          TERMINATION AND ABANDONMENT
                          ---------------------------

     8.01  Methods of Termination. The transactions contemplated herein may be
           ----------------------
terminated and/or abandoned at any time prior to the Closing:

     (a) by mutual and joint consent of the Purchaser and the Stockholders;

     (b) by Purchaser, (i) at any time if the representations and warranties of ADI or any Stockholder contained in Article II hereof prove to have been incorrect in any material respect when made or at any time thereafter, or (ii) upon written notice to ADI and Stockholders at any time prior to the Closing Date, if one or more of the conditions precedent to the obligations of Purchaser set forth in this Agreement is not satisfied at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible on or prior to the Closing Date;

     (c) by a majority in interest of the Stockholders (i) at any time if the representations and warranties of Purchaser contained in this Agreement prove to have been incorrect in any material respect when made or at any time thereafter, or (ii) upon written notice to Purchaser given at any time prior to the Closing Date if one or more of the conditions precedent to the obligations of ADI set forth in this Agreement is not satisfied at the time at which the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible on or prior to the Closing Date; or

     (d) by any party, if the Closing does not occur on or prior to March 10, 1997.

     8.02  Procedure Upon Termination. In the event of termination and
           --------------------------
abandonment by Purchaser or Stockholders pursuant to Section 8.01 hereof, notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by Purchaser or Stockholders. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

     (a) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same, without retaining copies thereof;

     (b) all confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with Section
10.12 hereof; and

     (c) no party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a) and (b) of this Section 8.02.


                                   ARTICLE IX

                                INDEMNIFICATION
                                ---------------

     9.01  Indemnification By Stockholders. In the event that the transactions
           -------------------------------
contemplated by this Agreement are consummated, Stockholders shall indemnify Purchaser and each of its officers and directors and hold each of them harmless from, against and in respect of and shall on demand reimburse such Persons for:
(i) all its losses, liabilities, damages, costs and expenses arising from any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of any Stockholder or ADI under this Agreement; (ii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with ADI or any Stockholder (or any Person acting on behalf of ADI or any Stockholder) in connection with the Acquisition; (iii) claims by any taxing authorities with respect to taxes with respect to the period up to and including the Closing, and
(iv) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity. Notwithstanding the foregoing, in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that Purchaser is not entitled to indemnification then Purchaser shall not be entitled to recover its legal fees with respect to such claim from Stockholders.

     9.02  Indemnification by Purchaser. In the event that the transactions
           ----------------------------
contemplated by this Agreement are consummated, the Purchaser shall indemnify each Stockholder and hold him harmless from, against and in respect of and shall on demand reimburse each Stockholder for: (i) all his losses, liabilities, damages, costs and expenses arising from or in connection with any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of the Purchaser under this Agreement; (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against such Stockholder that relate to Purchaser or the business of ADI in which the principal event giving rise thereto occurred after the Closing Date or which result from or arise out of any action or inaction after the Closing Date of Purchaser or ADI or any officer, employee, agent, representative or subcontractor of Purchaser or ADI; (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Purchaser (or any Person acting on behalf of Purchaser) in connection with the Acquisition; (iv) claims by any taxing authorities with respect to taxes with respect to the period after the Closing; and (v) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity. Notwithstanding the foregoing, in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that such Stockholder is not entitled to indemnification then such Stockholder shall not be entitled to recover its legal fees with respect to such claim from Purchaser.

     9.03  Procedures for Indemnification. Promptly after receipt by an
           ------------------------------
indemnified party under Section 9.01 or 9.02 of notice of the commencement of any action for which indemnification is available under Section 9.01 or 9.02, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to an indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel, if the indemnified party and the indemnifying party are both parties to the action and the indemnified party has been advised by counsel that there may be a conflict of interest in one counsel's representing both it and the indemnifying party. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld, delayed or conditioned). If notice is given by an indemnified party to an indemnifying party of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall have the right to participate in such action and not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld, delayed or conditioned).

     9.04  Satisfaction of Indemnification Claims. All indemnification
           --------------------------------------
obligations pursuant to Article X shall be paid within a reasonable period of time after a claim for indemnification has been made and its validity finally determined.

     9.05  Limitation on Claims. All claims for indemnification under this
           --------------------
Article IX must be brought within 18 calendar months after the Closing Date, except for claims for indemnification under 9.01(iii), 9.02(ii) or 9.02(iv). In the case of a claim for indemnification under 9.02(ii), such claim must be brought within the period of the statute of limitations applicable to the type of claim giving rise to such claim for indemnification. In the case of a claim for indemnification under Section 9.01(iii) or 9.02(iv), such claim must be brought within the period of the statute of limitations applicable to taxes claimed to be due.

     9.06  Indemnity Threshold and Cap. No claim for indemnification under this
           ---------------------------
Article IX may be asserted until such time as the amount claimed shall exceed $50,000 in the aggregate. Notwithstanding anything to the contrary set forth herein, the aggregate liability of the indemnifying party hereunder shall in no event exceed $1,500,000.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     10.01  Amendment and Modification. This Agreement may not be amended,
            --------------------------
modified or supplemented except by written agreement of ADI, Stockholders and Purchaser at any time prior to the Closing with respect to any of the terms contained herein.

     10.02 Waiver of Compliance. Any failure of ADI and Stockholders, on the one
           --------------------
hand, or Purchaser, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Chairman of the Board or President of Purchaser or by the Stockholders, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     10.03  Expenses; Transfer Taxes. Etc. Whether or not the transactions
            ------------------------------
contemplated by this Agreement shall be consummated, ADI and Stockholders agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by them and Purchaser agrees, that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation, all fees of counsel and accountants. Stockholders agree that they will pay all transfer or other taxes which may be payable in connection with the transactions contemplated by this Agreement.

     10.04  Notices. All notices, requests, demands and other communications
            -------
required or permitted hereunder shall be in writing and delivered by either (i) registered or certified U.S. mail, postage prepaid and return receipt requested,
(ii) personal delivery, (iii) delivery by Federal Express or other reputable overnight courier service or (iv) telecopy. Any such notice shall be deemed to have been duly given and made (a) in the case of delivery by mail pursuant to clause (i), three days after deposit in the U.S. mail as aforesaid and (b) in the case of delivery pursuant to clause (ii), (iii) or (iv), when received by the addressee. Any such notice, request, demand or communication shall be addressed, in the case of each party, at its address set forth below:

      (a) If to Stockholders, to:

          Drew M. Netter
          William Lehn
          c/o OmniHealth Management Services, Inc.
          106 Corporate Park Drive, Suite 413
          White Plains, New York 10604
          Fax: (914) 642-9799

          with a copy to:

          Squadron, Ellenoff, Plesent & Sheinfeld, LLP
          551 Fifth Avenue
          New York, New York 10176
          Fax: (212) 697-6686
          Attention: Stephen J. Gulotta, Jr., Esq.

or to such other Person or address as Stockholders shall furnish to Purchaser in writing.

   (b)(i) If to ADI prior to Closing, to:

          Advanced Diagnostic Imaging, Inc.
          106 Corporate Park Drive, Suite 413
          White Plains, New York  10604
          Attention: Drew M. Netter, President
          Fax: (914) 642-9799

          with a copy to:

          Squadron, Ellenoff, Plesent & Sheinfeld, LLP
          551 Fifth Avenue
          New York, New York 10176
          Fax: (212) 697-6686
          Attention: Stephen J. Gulotta, Jr., Esq.

or to such other Person or address as ADI shall furnish to Purchaser in writing.

  (b)(ii) If to ADI after Closing, to:

          Advanced Diagnostic Imaging, Inc.
          c/o Medical Resources, Inc.
          155 State Street
          Hackensack, New Jersey 07601
          Attention: William D. Farrell

          Fax: (201) 488-8455

          with a copy to:
          Werbel & Carnelutti, P.C.
          711 Fifth Avenue
          New York, New York 10022
          Attention: Stephen M. Davis, Esq.

          Fax: (212) 832-3353


or to such other Person or address as ADI shall furnish to the Stockholders in writing.

     (c)  If to Purchaser, to:
          Medical Resources, Inc.
          155 State Street
          Hackensack, New Jersey 07601
          Attention: William D. Farrell

          Fax: (201) 488-8455
          with a copy to:
          Werbel & Carnelutti, P.C.
          711 Fifth Avenue
          New York, New York 10022
          Attention: Stephen M. Davis, Esq.

          Fax: (212) 832-3353


or to such other Person or address as Purchaser shall furnish to ADI and the Stockholders in writing.

     10.05  Assignment. This Agreement and all of the provisions hereof shall be
            ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by ADI or any Stockholder without the prior written consent of Purchaser or by Purchaser without the prior written consent of the Stockholders. Notwithstanding the foregoing, Purchaser shall have the right to assign its right to purchase the Purchased Shares to a wholly-owned subsidiary, provided that Purchaser shall remain primarily liable for the performance of each and every obligation of Purchaser hereunder (including, without limitation, the obligation to make the Payment and the Additional Payment).

     10.06  Publicity.  Neither any Stockholder, ADI nor Purchaser shall make or
            ---------
issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

     10.07  Governing Law. This Agreement and the legal relations among the
            -------------
parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law doctrine.

     10.08 Counterparts. This Agreement may be executed simultaneously in two or
           ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.09 Headings. The headings of the Sections and Articles of this Agreement
          --------
are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     10.10 Entire Agreement. This Agreement, including the Schedules hereto, and
           ----------------
and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by or on behalf of any party hereto.

     10.11  Third Parties. Nothing herein expressed or implied is intended or
            -------------
shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     10.12  Confidentiality. Each party hereto will hold and will cause its
            ---------------
consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) known by the party to which it was furnished prior to its receipt from the party hereto furnishing same, or (b) later lawfully acquired from other sources by the party to which it was furnished, which sources are not bound by an obligation of confidentiality with respect to such information), and no party will release or disclose such information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used by the receiving party for any reason or in any manner and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Unless this Agreement is terminated pursuant to Article VIII hereof, prior to and following the Closing, the Stockholders shall keep confidential and not disclose to any Person (other than their respective employees, attorneys, accountants and advisers) or use (except as required in the conduct of the business of ADI, Chelmsford, Inc. and each LP in the ordinary course and consistent with past practice prior to the Closing) any non-public information relating to ADI, Chelmsford, Inc. or any LP, whether or not obtained in connection with the Acquisition. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve the confidentiality of its own similar information. The parties hereto shall, and ADI shall cause Chelmsford, Inc. and each other Subsidiary to cause its Related LP to, use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisers to whom information is disclosed in connection with the Acquisition to comply with the provisions of this Section 10.12.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                  ADVANCED DIAGNOSTIC IMAGING, INC.

                                  By:
                                     -----------------------------------
                                    Name:   Drew M. Netter
                                    Title:  President



                                  MEDICAL RESOURCES, INC.

                                  By:
                                    -------------------------------------
                                    Name:   Robert L. Farrell
                                    Title:  Vice President


                                  STOCKHOLDERS


                                  ----------------------------------------
                                  Drew M. Netter


                                  ----------------------------------------
                                  William Lehn